Exhibit 99.2

          I, James F. Verhey, Chief Financial Officer of Kaiser Ventures LLC, certify that:

          1.     The Form 10-Q Report of Kaiser Ventures LLC for the quarter ended September 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2.     The information contained in the Form 10-Q Report of Kaiser Ventures LLC for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date:	November 12, 2002	/s/ JAMES F. VERHEY

James F. Verhey